EXHIBIT 10.24



                               SECOND AMENDMENT TO
                          EMPLOYMENT CONTINUATION PLAN
                                FOR KEY EMPLOYEES


     The Employment Continuation Plan for Key Employees adopted by Dollar Thrifty Automotive Group, Inc. on September 29, 1998 (the "Plan"), and amended as of January 24, 2001, is further amended on April 23, 2001, as follows:

          1. Annex A-1 is hereby amended in the form attached hereto.

          2. Section 4.b(ii)(B)(3) of the Plan is amended to read as follows:

          "(3) the termination or denial of the Key Employee's rights to Employee Benefits or a reduction in the scope or value thereof,"


          3. Section 4 of the Plan is amended by adding thereto a new Subsection
     d. to read as follows:

          "d. Notwithstanding anything contained in this Plan to the contrary, in the event of a Change in Control, any Key Employee to whom the benefits of this Subsection d. are extended as provided in Annex A-1 may terminate employment with the Company for any reason, or without reason, during the 90-day period immediately following the occurrence of a Change in Control with a right to Employment Continuation Compensation; provided, however, that for purposes of this
          Section 4(d), the circumstances described in Section 3(d)(iv) shall not constitute a Change in Control as to any Key Employee to whom the benefits of this Subsection d. are extended unless there is an actual closing or occurrence of the events which gave rise to the filings with the Securities and Exchange Commission described in said Section 3(d)(iv)."

          4. A new sentence is added to the end of Section 5(e) of the Plan to read as follows: "At the end of the Continuation Period, the Company will transfer in outright ownership to any Key Employee listed on Annex A-1 such car or cars."

          5. Section 6 of the Plan is amended by adding thereto a new Subsection
     h. to read as follows:

          "h. Notwithstanding anything contained in this Plan to the contrary, if any amount or benefit to be paid or provided under this Plan to any Key Employee not listed on Annex A-1 would be an "Excess Parachute Payment," within the meaning of Section 280G of the Code, but for the application of this sentence, then the payments and benefits to be paid or provided under this Plan shall be reduced to the minimum


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          extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes). The determination of whether any reduction in such payments or benefits to be provided under this Plan or otherwise is required pursuant to the preceding sentence shall be made at the expense of the Company, if requested by the Key Employee or the Company, by the Company's independent accountants. The fact that the Key Employee's right to payments or benefits may be reduced by reason of the limitations contained in this Subsection d. shall not of itself limit or otherwise affect any other rights of the Key Employee other than pursuant to this Plan. In the event that any payment or benefit intended to be provided under this Plan or otherwise is required to be reduced pursuant to this Subsection d., the Key Employee shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Subsection d. The Company shall provide the Key Employee with all information reasonably requested by the Key Employee to permit the Key Employee to make such designation. In the event that the Key Employee fails to make such designation within 10 business days of his termination of employment, the Company may effect such reduction in any manner it deems appropriate."

          6. The word "only" is hereby deleted from the first line of Section 11(b)(A) of the Plan.




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                                    Annex A-1

                                  Key Employees



Donald M. Himelfarb
Gary L. Paxton
Steven B. Hildebrand*


*Benefiting from Section 4.d.



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